EXHIBIT 23.1







            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-66440) pertaining to the Kerr-McGee Corporation Employee Stock Ownership Plan of our report dated May 28, 2004, with respect to the financial statements and schedules of the Kerr-McGee Corporation Employee Stock Ownership Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2003.





                                                               ERNST & YOUNG LLP



Oklahoma City, Oklahoma
June 18, 2004